Amendment No. 6

dated

September 22, 2020

to

SCHEDULE A

to the

Master Services Agreement Between

Segall Bryant & Hamill Trust and

Ultimus Fund Solutions, LLC Dated May 3, 2019

Fund Portfolio(s)

Segall Bryant & Hamill Small Cap Value Dividend Fund

Segall Bryant & Hamill Small Cap Growth Fund

Segall Bryant & Hamill Fundamental International Small Cap Fund

Segall Bryant & Hamill Global All Cap Fund

Segall Bryant & Hamill Workplace Equality Fund

Segall Bryant & Hamill Short Term Plus Fund

Segall Bryant & Hamill Plus Bond Fund

Segall Bryant & Hamill Quality High Yield Fund

Segall Bryant & Hamill Municipal Opportunities Fund

Segall Bryant & Hamill Colorado Tax Free Fund

Segall Bryant & Hamill All Cap Fund

Segall Bryant & Hamill Emerging Markets Fund

Segall Bryant & Hamill International Small Cap Fund

Segall Bryant & Hamill Small Cap Value Fund

Segall Bryant & Hamill Small Cap Core Fund

The parties duly executed this sixth amendment to Schedule A as of September 22, 2020.

Segall Bryant & Hamill Trust	Ultimus Fund Solutions, LLC
On behalf of all Funds listed on Schedule A to the Master Services Agreement

By:	By:
Name:	Name:
Title:	Title: